Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Millennial Media, Inc. of our reports dated March 11, 2015, with respect to the consolidated financial statements and schedule of Millennial Media, Inc. and the effectiveness of internal control over financial reporting of Millennial Media, Inc. included in this Annual Report (Form 10-K) of Millennial Media, Inc. for the year ended December 31, 2014.

(1)	Registration Statement (Form S-3 No. 333-192138) of Millennial Media, Inc.,

(2)	Registration Statement (Form S-3 No. 333-200960) of Millennial Media, Inc.,

(3)	Registration Statement (Form S-8 No. 333-192139) pertaining to the Amended and Restated Jumptap, Inc. 2005 Stock Option and Grant Plan of Millennial Media, Inc.,

(4)	Registration Statement (Form S-8 No. 333-180540) pertaining to the Millennial Media, Inc. 2006 Equity Incentive Plan, as amended, and the Millennial Media, Inc. 2012 Equity Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-195788) pertaining to the Millennial Media, Inc. 2012 Equity Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-200962) pertaining to the 2014 Equity Inducement Plan and Assumed Awards of Millennial Media, Inc.

/s/ Ernst & Young LLP

Baltimore, Maryland

March 11, 2015